Sculptor Capital Management Reports Third Quarter 2020 Results NEW YORK, November 9, 2020 - Sculptor Capital Management, Inc. (NYSE: SCU) (the "Company," "Sculptor," or "Sculptor Capital") today reported GAAP Net Income attributable to Class A Shareholders ("GAAP Net Income") of $8.0 million, or $0.35 per basic and $0.25 per diluted Class A Share, for the third quarter of 2020. Distributable Earnings(1) were $29.3 million, or $0.52 per Fully Diluted Share, and Adjusted Distributable Earnings(1) were $31.7 million, or $0.56 per Fully Diluted Share for the third quarter of 2020. A cash dividend was not declared for the third quarter of 2020. Rob Shafir, Chief Executive Officer of Sculptor Capital, said, "We are pleased with all that we accomplished in the third quarter, most importantly delivering strong performance on behalf of our clients. In addition, closing the last of our legacy legal issues and the refinancing of our outstanding obligations puts the Firm in a solid position to focus on the future." ▪ As of September 30, 2020, assets under management were $36.0 billion, up $565.1 million in the third quarter largely due to $940.2 million of performance-related appreciation, partially offset by $418.2 million of distributions and other reductions ▪ As of November 1, 2020, assets under management were $35.6 billion ▪ Sculptor Master Fund was up 6.0% net for the third quarter of 2020 and up 12.4% net for the first nine months of 2020 ▪ Sculptor Master Fund was down 1.0% in October, bringing year-to-date performance through October 31, 2020 to up 11.3% ▪ Sculptor Credit Opportunities Master Fund was up 4.5% net for the third quarter of 2020, and down 7.5% net for the first nine months of 2020 ▪ The Africo matter received final approval of a $138.0 million settlement on November 4th, and we anticipate Sculptor’s Deferred Prosecution Agreement will be terminated in the near future ▪ Sculptor signed a credit agreement with Delaware Life containing a $320 million term loan that will be used, along with cash on hand, to pay off the existing Term Loan, Preferred Units and Debt Securities CONFERENCE CALL Robert Shafir and Thomas Sipp, Chief Financial Officer, will host a conference call today, November 9, 2020, 8:30 a.m. Eastern Time to discuss the Company's third quarter and full year 2020 results. The call can be accessed by dialing +1-877-407-0312 (in the U.S.) or +1-201-389-0899 (international), passcode 13711744. A simultaneous webcast of the call will be available on the Public Investors page of the Company's website (www.sculptor.com). For those unable to listen to the live broadcast, a webcast replay will also be available on the Company's website. (1) Distributable Earnings and Adjusted Distributable Earnings are non-GAAP measures. For additional information about non-GAAP measures, including reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see "Reconciliation of Non- GAAP Measures to the Respective GAAP Measures (Unaudited)" on pages 20 through 23.

FORWARD-LOOKING STATEMENTS Please see page 25 of this presentation for disclosures on forward-looking statements contained herein. ABOUT SCULPTOR CAPITAL MANAGEMENT Sculptor Capital Management, Inc. is a leading global alternative asset management firm providing investment products in a range of areas including multi-strategy, credit and real estate. With offices in New York, London, Hong Kong and Shanghai, the Company serves global clients through commingled funds, separate accounts and specialized products. Sculptor Capital’s distinct investment process seeks to generate attractive and consistent risk-adjusted returns across market cycles through a combination of fundamental bottom-up research, a high degree of flexibility, a collaborative team and integrated risk management. The Company’s capabilities span all major geographies, in strategies including fundamental equities, corporate credit, real estate debt and equity, merger arbitrage, structured credit and private investments. As of November 1, 2020, Sculptor Capital had approximately $35.6 billion in assets under management. For more information, please visit the Company's website (www.sculptor.com). Investor Relations Contact Media Relations Contact Elise King Jonathan Gasthalter Sculptor Capital Management Gasthalter & Co. LP +1-212-719-7381 +1-212-257-4170 investorrelations@sculptor.com jg@gasthalter.com 2

November 9, 2020 Sculptor Capital Management: 3Q 2020 Earnings Presentation

Sculptor Capital Management - 3Q 2020 Financial Results GAAP RESULTS ▪ GAAP Net Income for the third quarter of 2020 was $8.0 million, or $0.35 per basic and $0.25 per diluted Class A Share, compared to a GAAP Net Loss of $25.1 million, or $1.20 per basic and diluted Class A Share, for the third quarter of 2019 ▪ Management Fees were $68.1 million for the third quarter of 2020 ▪ Incentive Income was $41.5 million for the third quarter of 2020 NON-GAAP ▪ Distributable Earnings for the third quarter of 2020 were $29.3 million, or $0.52 per Fully Diluted Share, compared to Distributable Earnings of $2.3 million, FINANCIAL or $0.04 per Fully Diluted Share, for the third quarter of 2019 MEASURES (1) ▪ Adjusted Distributable Earnings for the third quarter of 2020 were $31.7 million, or $0.56 per Fully Diluted Share, compared to Adjusted Distributable Earnings of $24.1 million, or $0.44 per Fully Diluted Share for the third quarter of 2019 ▪ Management Fees on an Economic Income basis were $63.5 million for the quarter ▪ Incentive Income on an Economic Income basis was $41.5 million for the quarter DISTRIBUTION ▪ A distribution was not declared for the quarter ASSETS UNDER ▪ As of September 30, 2020, assets under management were $36.0 billion, up $565.1 million in the third quarter due to: MANAGEMENT – Performance-related appreciation of $940.2 million, primarily in multi-strategy and opportunistic credit funds – Distributions and other reductions of $194.7 million in Institutional Credit Strategies, $177.9 million in opportunistic credit funds, and $44.8 million in real estate funds – Net inflows of $93.4 million into opportunistic credit funds, partially offset by net outflows of $54.4 million from multi-strategy funds ▪ As of November 1, 2020, estimated assets under management were $35.6 billion, down $388.8 million since September 30th due to: – $236.4 million of net outflows, primarily in multi-strategy and opportunistic credit – $143.1 million of performance-related depreciation, primarily in multi-strategy PERFORMANCE ▪ Sculptor Master Fund was up 6.0% net for the third quarter of 2020 and up 12.4% net for the first nine months of 2020 ▪ Sculptor Master Fund was down 1.0% net month-to-date and up 11.3% net year-to-date through October 31, 2020 ▪ Sculptor Credit Opportunities Master Fund was up 4.5% net for the third quarter of 2020 and down 7.5% net for the first nine months of 2020 ▪ Sculptor Credit Opportunities Master Fund was down 0.2% net month-to-date and down 7.7% net year-to-date through October 31, 2020 OTHER BUSINESS ▪ Sculptor signed a credit agreement with Delaware Life containing a $320 million term loan that will be used, along with cash on hand, to pay off the existing DRIVERS Term Loan, Preferred Units and Debt Securities (1) For information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 20 through 23. 4 |

3Q 2020 GAAP Financial Highlights

(dollars in millions)	3Q '20	2Q '20	3Q '19
Revenues	$ 112.0	$ 101.1	$ 98.8
Management fees	68.1	60.4	63.0
Incentive income	41.5	38.2	30.4
Other revenues	2.3	2.5	3.6
Income of consolidated funds	0.1	—	1.8
Expenses	96.0	212.6	133.4
Compensation and benefits	65.0	65.3	78.3
Interest expense	4.5	4.7	6.3
General, administrative and other	26.5	142.6	48.3
Expenses of consolidated funds	—	—	0.5
Other Income (Loss)	8.1	29.0	(2.8)
Income taxes	9.4	(17.3)	(1.4)
Consolidated and Comprehensive Income (Loss)	14.7	(65.2)	(36.0)
Net (Income) Loss Attributable to Noncontrolling Interests	(4.4)	41.9	11.5
Net Income Attributable to Redeemable Noncontrolling Interests	—	—	(0.6)
Change in redemption value of Preferred Units	(2.3)	(1.9)	—
GAAP Net Income (Loss) Attributable to Class A Shareholders	$ 8.0	$ (25.2)	$ (25.1)

Commentary 3Q '20 vs 3Q '19

- Revenues increased period-over-period
  - Management fees increased due to the the launch of of Sculptor Real Estate Fund IV, as well as an increase in opportunistic credit AUM, partially offset by the net deferral of $1.7 million of CLO sub fees from the third quarter into future periods, as a result of ratings downgrades and defaults on certain of the collateral held by our CLOs
  - Higher incentive income primarily from strong investment performance and crystallizations
- Expenses decreased period-over-period
  - Lower general, administrative and other expenses primarily due to lower legal provision accrual, as well as lower professional services expenses
  - Lower compensation expenses due to lower equity compensation, partially offset by higher bonus expense
- Other income increased period-over-period primarily due to unrealized gains on investments
- Income tax expense increased period-over-period due to greater profitability

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Fund Performance

	Returns for the Nine Months Ended September 30, 2020		Returns for the Year Ended December 31, 2019		Annualized Returns Since Inception Through September 30, 2020	
	Gross	Net	Gross	Net	Gross	Net
Multi-strategy funds						
Sculptor Master Fund[(1)(2)(3)]	16.8%	12.4%	21.5%	16.6%	16.7%	11.6%
Opportunistic credit funds						
Sculptor Credit Opportunities Master Fund[(4)]	(5.6)%	(7.5)%	2.7%	1.2%	12.9%	8.9%

	Total Investments		
	Gross IRR	Net IRR	Gross MOIC
Real estate funds			
Sculptor Real Estate Fund III	28.1%	18.4%	1.6x

Quarterly Performance Highlights

- Sculptor Master Fund
  - Fundamental Equities were a significant positive contributor to performance in the third quarter driven by promising economic data, a strong earnings season and the introduction of a dovish Fed framework
  - Noteworthy Corporate Credit contributions came from spread based investments added during the months following the market drawdown along with our larger process-driven distressed positions
- Sculptor Credit Opportunities Master Fund
  - Performance in the quarter stemmed from both structured and corporate credit
  - Broad rebound in risk assets helped deliver strong returns in majority of positions added at depths of COVID crisis and months that followed

See page 24 of this presentation for important information related to the footnotes referenced on this slide.

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Assets Under Management The change in assets under management reflects performance-related appreciation, primarily in multi-strategy and opportunistic credit funds, partially offset by distributions and other reductions in Institutional Credit Strategies and opportunistic credit funds. $37.0 $36.0 $0.9 $36.0 $35.6 $35.4 $0.04 $(0.4) $35.0 $34.5 $34.0 $33.7 $33.4 $ in billions $33.0 $32.0 $32.0 $31.0 $30.0 June 30, 2019 September 30, December 31, March 31, 2020 June 30, 2020 Net Inflows / Distributions / Appreciation September 30, November 1, 2020 2019 2019 (Outflows) Other Reductions 2020 7 |

Summary Changes to AUM

Quarterly Total AUM Rollforward

(dollars in millions)	Multi-Strategy Funds	Opportunistic Credit Funds	Institutional Credit Strategies	Real Estate Funds	Other	Total
June 30, 2020	$ 9,402	$ 5,880	$ 15,400	$ 4,736	$ —	$ 35,418
Inflows / (Outflows)	(54)	93	3	2	—	44
Distributions / Other Reductions	—	(177)	(195)	(46)	—	(418)
Appreciation / (Depreciation)[1]	605	246	83	6	—	940
September 30, 2020	**$ 9,953**	**$ 6,042**	**$ 15,291**	**$ 4,698**	**$ —**	**$ 35,984**

Year-to-Date Total AUM Rollforward

(dollars in millions)	Multi-Strategy Funds	Opportunistic Credit Funds	Institutional Credit Strategies	Real Estate Funds	Other	Total
December 31, 2019	$ 9,332	$ 6,025	$ 15,711	$ 3,394	$ 8	$ 34,470
Inflows / (Outflows)	(372)	286	422	1,423	—	1,759
Distributions / Other Reductions	(18)	(178)	(814)	(114)	(8)	(1,132)
Appreciation / (Depreciation)[1]	1,011	(91)	(28)	(5)	—	887
September 30, 2020	**$ 9,953**	**$ 6,042**	**$ 15,291**	**$ 4,698**	**$ —**	**$ 35,984**

Includes amounts invested by the Company, its Executive Managing Directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(1) See footnote 16 on page 24 of this presentation for important information.

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3Q 2020 Economic Income Financial Highlights

Economic Income[1] was $42.4 million for the third quarter of 2020.
Adjusted Distributable Earnings[1] were $31.7 million for the third quarter of 2020.

(dollars in millions)	3Q '20	2Q '20	3Q '19
Revenues	$ 107.4	$ 97.1	$ 93.5
Management fees	63.5	56.4	59.2
Incentive income	41.5	38.3	30.7
Other revenues	2.4	2.4	3.6
Expenses	$ 65.0	$ 181.3	$ 90.6
Total compensation and benefits	41.4	40.7	46.2
Salaries and benefits	18.7	19.4	19.6
Bonus	22.7	21.3	26.6
General, administrative and other	19.9	136.6	42.3
Interest expense	3.7	4.0	2.1

Distributable Earnings Adjustments	3Q '20	2Q '20	3Q '19
Excluded expenses:			
Legal provisions	*2.0*	*116.9*	*19.1*
Professional services expense related to legal provisions and the recapitalization	*0.3*	*1.5*	*2.7*
Tax receivable agreement and other payables, excluding impact of amendment	(10.1)	(3.9)	(0.6)
Preferred Units dividends	(3.0)	(3.0)	—

Commentary 3Q '20 vs 3Q '19

- Revenues increased period-over-period
  - Management fees increased due to the launch of of Sculptor Real Estate Fund IV and an increase in opportunistic credit AUM, partially offset by the net deferral of $1.6 million of CLO sub fees
  - Higher incentive income primarily from strong investment performance and crystallizations
- Expenses decreased period-over-period
  - Lower general, administrative and other expenses primarily due to lower legal provision accrual, as well as lower professional services expenses
  - Lower compensation expenses due to lower headcount

(1) Economic Income, Adjusted Distributable Earnings and its components are non-GAAP measures. For more information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 20 through 23.

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Accrued Unrecognized Incentive Income Accrued unrecognized incentive income associated with longer-term assets increased by $29.1 million during the quarter primarily driven by positive performance in our opportunistic credit funds, offset by recognized incentive income. $300.0 $257.5 $253.6 $256.5 $250.0 $227.4 $48.5 ($19.4) $101.4 $200.0 $99.2 $103.3 $99.9 $150.0 $140.0 $ in millions $100.0 $91.7 $149.1 $143.1 $133.3 $114.2 $50.0 $45.2 $7.0 $11.3 $3.1 $13.3 $208.0 $208.0 $19.9 $— September 30, 2019 December 30, 2019 March 31, 2020 June 30, 2020 3Q Recognized 3Q Performance September 30, 2020 Incentive Income Multi-strategy funds Opportunistic credit funds Real estate funds Change 10 |

Balance Sheet Highlights 3Q '20 Commentary ▪ At quarter end, total cash, cash equivalents and long-term U.S. government obligations were $442 million ▪ In the quarter we signed a credit agreement with Delaware Life that we intend to close in the near future, as soon as today – Will reduce outstanding obligations by realizing discounts on the Preferred Units and Debt Securities – Cash sweep provisions will result in continued debt reduction (4) (dollars in millions) 3Q '20 Pro Forma 3Q '20 2Q '20 3Q '19 Cash, cash equivalents and longer-term U.S. government obligations(1)(2) $ 254 $ 442 $ 334 $ 389 Investments in funds, excluding employee-related investments(2) 43 43 40 29 Investments in CLOs, net of financing(2) 21 21 17 23 Term Loan(3) — (9) (9) (50) Preferred Units(3) — (207) (204) (200) Debt Securities(3) — (200) (200) (200) Delaware Life Term Loan(3) (320) — — — (1) These balances include committed cash. (2) These items are non-GAAP measures. For information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 20 through 23. (3) Represents principal outstanding of the debt obligations and par value and deferred dividends accrued on Preferred Units. (4) This column presents the September 30, 2020 balances, adjusted to reflect the following: (i) borrowings under the Delaware Life Term Loan and related offering expenses; (ii) repayment of Term Loan, Preferred Units and deferred dividends, and Debt Securities (net of discounts realized for early prepayment); and (iii) payment related to the resolution of the Africo matter. 11 | ` ▪ Option to repay Preferred Units at 25% discount until March 31, 2021 and 10% discount April 1, 2021 through March 30, 2022 ▪ Option to repay Debt Securities at 5% discount if done within nine months of repayment of Preferred Units

Delaware Life Refinancing Deal Specifics Deal Highlights ▪ $320 million term loan ▪ Capture $62.3 million of discounts on existing Preferred Units – 7 year maturity and Debt Securities (1) (2) – LIBOR + 6.25% ▪ Mandatory cash sweep : ▪ Option to prepay up to $175 million of term loan on or prior to ▪ $25 million revolver – 100% of first $100 million of Distributable Earnings March 31, 2022 (or $100 million otherwise) with no premium – 6 year maturity – 25% of next $50 million of Distributable Earnings ▪ Existing dividend policy and dividend holiday remain the same – LIBOR + 6.25% drawn, 0.50% undrawn(1) – 0% of Distributable Earnings thereafter ▪ More flexible covenants ▪ Warrants for 4.3 million Class A Shares ▪ Option to prepay up to $175 million of term loan on or prior to – 10 year term March 31, 2022 (or $100 million otherwise) with no premium – $11.93 strike price ▪ Existing dividend policy and dividend holiday remain the same ▪ Seat on Board of Directors ▪ More flexible covenants ▪ Warrants worth 7.5% of the Company - fully diluted – 10 year term – $11.93 strike price ▪ Seat on Board of Directors (1) Subject to the terms of the agreement. (2) Distributable Earnings cash sweep does not apply if the free cash balance as of the end of the fiscal year would be less than $75 million (pro forma for the cash sweep payment). 12 |

Appendix | Sculptor Capital Management |

Fund Information

(dollars in thousands)	Assets Under Management as of September 30, 2020	2019	Returns[1] for the Nine Months Ended September 30, 2020 Gross	2020 Net	2019 Gross	2019 Net	Annualized Returns Since Inception Through September 30, 2020 Gross	Net
Multi-Strategy Funds								
Sculptor Master Fund[2][3]	$ 9,136,360	$ 8,320,734	16.8 %	12.4 %	12.8%	9.9%	16.7%	11.6%
Sculptor Enhanced Master Fund	787,563	624,312	15.7 %	11.7 %	16.7%	13.3%	15.0%	10.4%
Other funds	29,371	144,846	n/m	n/m	n/m	n/m	n/m	n/m
	$ 9,953,294	**$ 9,089,892**						
Credit								
Opportunistic credit funds:								
Sculptor Credit Opportunities Master Fund[4]	1,888,511	1,658,348	(5.6)%	(7.5)%	2.4%	1.1%	12.9%	8.9%
Customized Credit Focused Platform	3,279,505	3,220,292	(2.1)%	(2.0)%	5.4%	3.9%	15.1%	11.4%
Closed-end opportunistic credit funds	349,006	548,312	See page 15 for information on the Company's closed-end opportunistic credit funds.					
Other funds	524,137	615,148	n/m	n/m	n/m	n/m	n/m	n/m
	6,041,159	**6,042,100**						
Institutional Credit Strategies	15,290,967	14,863,791	See page 16 for information on the Company's Institutional Credit Strategies.					
	$ 21,332,126	**$ 20,905,891**						
Real estate funds	4,698,165	1,779,757	See page 17 for information on the Company's real estate funds.					
Other	—	175,187	n/m	n/m	n/m	n/m	n/m	n/m
Total	**$ 35,983,585**	**$ 31,950,727**						

n/m - not meaningful

See page 24 of this presentation for important information related to the footnotes referenced on this slide.

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Fund Information (cont.) Closed-end Opportunistic Credit Funds Assets Under Inception to Date as of September 30, 2020 Management as of September 30, IRR Total Total Invested Gross (dollars in thousands) 2020 2019 Commitments Capital(5) Gross(6) Net(7) MOIC(8) Closed-end Opportunistic Credit Funds (Investment Period) Sculptor European Credit Opportunities Fund (2012-2015)(9) $ — $ — $ 459,600 $ 305,487 15.7% 11.8% 1.5x Sculptor Structured Products Domestic Fund II (2011-2014)(9) 15,986 60,682 326,850 326,850 19.4% 15.3% 2.1x Sculptor Structured Products Offshore Fund II (2011-2014)(9) 14,659 64,896 304,531 304,531 16.8% 13.1% 1.9x Sculptor Structured Products Offshore Fund I (2010-2013)(9) 4,315 4,573 155,098 155,098 23.8% 19.1% 2.1x Sculptor Structured Products Domestic Fund I (2010-2013)(9) 3,957 4,230 99,986 99,986 22.6% 18.0% 2.0x Other funds 310,089 413,931 412,170 78,781 n/m n/m n/m $ 349,006 $ 548,312 $ 1,758,235 $ 1,270,733 n/m - not meaningful See page 24 of this presentation for important information related to the footnotes referenced on this slide. 15 |

Fund Information (cont.) Institutional Credit Strategies Assets Under Management as of September 30, Most Recent Closing (dollars in thousands) or Refinancing Year Deal Size 2020 2019 Collateralized Loan Obligations 2017 $ 4,209,590 $ 3,492,539 $ 3,475,032 2018 7,487,273 7,108,237 7,041,843 2019 2,985,214 2,913,465 2,834,403 2020 409,250 398,021 394,909 $ 15,091,327 $ 13,912,262 $ 13,746,187 Aircraft Securitizations 2018 696,000 475,415 497,611 2019 1,128,000 381,680 543,505 2020 472,732 183,122 — $ 2,296,732 $ 1,040,217 $ 1,041,116 Collateralized Bond Obligations 2019 349,550 274,632 — Other Funds n/a n/a 63,856 76,488 $ 17,737,609 $ 15,290,967 $ 14,863,791 16 |

Fund Information (cont.)

Real Estate Funds

(dollars in thousands)	Assets Under Management as of September 30, 2020	2019	Inception to Date as of September 30, 2020 — Total Investments: Total Commitment	Invested Capital[11]	Total Value[12]	Gross IRR[13]	Net IRR[7]	Gross MOIC[14]	Realized/Partially Realized Investments[10]: Invested Capital	Total Value	Gross IRR[13]	Gross MOIC[14]
Real Estate Funds (Investment Period)												
Sculptor Real Estate Fund I (2005-2010)[9]	$ —	$ 13,578	$ 408,081	$ 386,298	$ 847,612	25.5 %	16.1 %	2.2x	$ 386,298	$ 847,612	25.5 %	2.2x
Sculptor Real Estate Fund II (2011-2014)[9]	60,550	63,011	839,508	762,588	1,557,175	32.8 %	21.5 %	2.0x	762,588	1,557,175	32.8 %	2.0x
Sculptor Real Estate Fund III (2014-2019)[9]	474,133	530,996	1,500,000	1,053,677	1,736,897	28.1 %	18.4 %	1.6x	765,998	1,346,990	34.0 %	1.8x
Sculptor Real Estate Fund IV (2019-2023)[15]	2,593,233	—	2,596,024	204,516	227,279	n/m	n/m	n/m	—	—	n/m	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[15]	730,931	730,365	736,225	378,784	447,164	15.8 %	10.6 %	1.2x	130,028	168,733	22.6 %	1.3x
Other funds	839,318	441,807	1,146,672	447,070	599,989	n/m	n/m	n/m	64,761	114,070	n/m	n/m
	$ 4,698,165	$ 1,779,757	$ 7,226,510	$3,232,933	$5,416,116				$2,109,673	$4,034,580		

	Unrealized Investments as of September 30, 2020: Invested Capital	Total Value	Gross MOIC[14]
Real Estate Funds (Investment Period)			
Sculptor Real Estate Fund I (2005-2010)[9]	$ —	$ —	—
Sculptor Real Estate Fund II (2011-2014)[9]	—	—	—
Sculptor Real Estate Fund III (2014-2019)[9]	287,679	389,907	1.4x
Sculptor Real Estate Fund IV (2019-2023)[15]	204,516	227,279	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[15]	248,756	278,431	1.1x
Other funds	382,309	485,919	n/m
	$ 1,123,260	$ 1,381,536	

n/m - not meaningful

See page 24 of this presentation for important information related to the footnotes referenced on this slide.

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GAAP Consolidated Statement of Comprehensive Income (Loss) - Unaudited Three Months Ended September 30, Nine Months Ended September 30, (dollars in thousands, except per share amounts) 2020 2019 2020 2019 Revenues Management fees $ 68,053 $ 62,956 $ 195,389 $ 187,979 Incentive income 41,525 30,423 89,085 118,378 Other revenues 2,316 3,646 7,693 12,458 Income of consolidated funds 58 1,820 90 6,732 Total Revenues 111,952 98,845 292,257 325,547 Expenses Compensation and benefits 65,030 78,343 197,739 244,767 Interest expense 4,488 6,323 14,944 19,054 General, administrative and other 26,465 48,272 203,786 114,487 Expenses of consolidated funds 34 507 53 646 Total Expenses 96,017 133,445 416,522 378,954 Other Income (Loss) Changes in tax receivable agreement liability — — 278 5,362 Net losses on early retirement of debt — (218) (693) (6,271) Net gains (losses) on investments 8,157 (2,169) 3,266 3,668 Net (losses) gains of consolidated funds — (460) — 3,768 Total Other Income (Loss) 8,157 (2,847) 2,851 6,527 Income (Loss) Before Income Taxes 24,092 (37,447) (121,414) (46,880) Income taxes 9,397 (1,446) (17,971) 12,074 Consolidated and Comprehensive Net Income (Loss) 14,695 (36,001) (103,443) (58,954) Less: Net (income) loss attributable to noncontrolling interests (4,393) 11,435 63,552 26,653 Less: Net income attributable to redeemable noncontrolling interests — (574) — (8,745) Net Income (Loss) Attributable to Sculptor Capital Management, Inc. 10,302 (25,140) (39,891) (41,046) Change in redemption value of Preferred Units (2,285) — (5,598) 44,364 Net Income (Loss) Attributable to Class A Shareholders $ 8,017 $ (25,140) $ (45,489) $ 3,318 Earnings (Loss) per Class A Share Earnings (Loss) per Class A Share - basic $ 0.35 $ (1.20) $ (2.02) $ 0.16 Earnings (Loss) per Class A Share - diluted $ 0.25 $ (1.20) $ (2.71) $ 0.12 Weighted-average Class A Shares outstanding - basic 22,729,285 20,907,021 22,542,047 20,703,211 Weighted-average Class A Shares outstanding - diluted 49,737,060 20,907,021 38,559,963 28,165,978 18 |

GAAP Consolidated Balance Statement - Unaudited (dollars in thousands) September 30, 2020 December 31, 2019 Assets Cash and cash equivalents $ 290,297 $ 240,938 Restricted cash 3,578 4,501 Investments (includes assets measured at fair value of $340,814 and $329,435, including assets sold under agreements to repurchase of $101,843 and $98,085 as of September 30, 2020, and December 31, 2019, respectively) 436,095 411,426 Income and fees receivable 37,708 215,395 Due from related parties 11,523 15,355 Deferred income tax assets 333,999 310,557 Operating lease assets 107,585 115,810 Other assets, net 75,003 82,608 Assets of consolidated funds: Other assets of consolidated funds 737 649 Total Assets $ 1,296,525 $ 1,397,239 Liabilities and Shareholders' Equity Liabilities Compensation payable $ 67,506 $ 187,180 Unearned incentive income 66,892 60,798 Due to related parties 194,975 211,915 Operating lease liabilities 118,091 128,043 Debt obligations 258,795 286,728 Securities sold under agreements to repurchase 101,892 97,508 Other liabilities 176,365 59,217 Liabilities of consolidated funds: Other liabilities of consolidated funds 443 389 Total Liabilities $ 984,959 $ 1,031,778 Redeemable Noncontrolling Interests 155,598 150,000 Shareholders' Equity Class A Shares, par value $0.01 per share, 100,000,000 and 100,000,000 shares authorized, 22,557,205 and 21,284,945 shares issued and 226 213 outstanding as of September 30, 2020 and December 31, 2019, respectively Class B Shares, par value $0.01 per share, 75,000,000 and 75,000,000 shares authorized, 32,820,413 and 29,208,952 shares issued and outstanding 328 292 as of September 30, 2020 and December 31, 2019, respectively Additional paid-in capital 150,831 117,936 Accumulated deficit (396,077) (343,759) Shareholders’ deficit attributable to Class A Shareholders (244,692) (225,318) Shareholders’ equity attributable to noncontrolling interests 400,660 440,779 Total Shareholders’ Equity 155,968 215,461 Total Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Equity $ 1,296,525 $ 1,397,239 19 |

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited

(dollars in thousands, except per share amounts)	3Q '20	2Q '20	3Q '19	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net Income (Loss) Attributable to Class A Shareholders—GAAP	**$ 8,017**	**$ (25,239)**	**$ (25,140)**	**$ (45,489)**	**$ 3,318**
Change in redemption value of Preferred Units	2,285	1,986	—	5,598	(44,364)
Net Income (Loss) Allocated to Sculptor Capital Management, Inc.—GAAP	**$ 10,302**	**$ (23,253)**	**$ (25,140)**	**$ (39,891)**	**$ (41,046)**
Net income (loss) allocated to Group A Units	4,494	(42,130)	(11,625)	(62,973)	(27,142)
Equity-based compensation, net of RSUs settled in cash	17,972	17,641	31,952	60,011	106,270
Adjustment to recognize deferred cash compensation in the period of grant	4,996	5,934	2,264	13,109	6,849
Recapitalization-related non-cash interest expense accretion	831	786	4,249	3,482	10,664
Income taxes	9,397	(17,400)	(1,446)	(17,971)	12,074
Net losses on early retirement of debt	—	170	218	693	6,271
Net (gains) losses on investments	(8,158)	(29,176)	2,169	(3,266)	(3,668)
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	724	935	(2,055)	2,241	1,604
Changes in tax receivable agreement liability	—	—	—	(278)	(5,362)
Depreciation, amortization and net gains and losses on fixed assets	1,442	2,135	2,166	5,379	6,941
Other adjustments	428	133	179	(50)	(335)
Economic Income—Non-GAAP	**$ 42,428**	**$ (84,225)**	**$ 2,931**	**$ (39,514)**	**$ 73,120**
Tax receivable agreement and other payables—Non-GAAP [1]	(10,036)	(3,905)	(592)	(15,168)	39,958
Preferred Units dividends [2]	(3,047)	(3,015)	—	(7,464)	—
Distributable Earnings—Non-GAAP	**$ 29,345**	**$ (91,145)**	**$ 2,339**	**$ (62,146)**	**$ 113,078**
Excluded expenses:					
Legal provisions	*2,040*	*116,900*	*19,100*	*118,940*	*19,100*
Professional services expense related to legal provisions and the recapitalization	*293*	*1,535*	*2,647*	*5,804*	*17,368*
Effect of tax receivable agreement amendment	—	—	—	—	*(54,453)*
Adjusted Distributable Earnings—Non-GAAP	**$ 31,678**	**$ 27,290**	**$ 24,086**	**$ 62,598**	**$ 95,093**
Weighted-average Class A Shares outstanding	22,729,285	22,590,084	20,907,021	22,542,047	20,703,211
Weighted-average Partner Units	29,279,294	29,470,327	29,495,817	29,406,185	29,556,287
Weighted-average Class A Restricted Share Units (RSUs)	4,110,587	4,278,779	4,903,263	4,186,109	4,798,393
Weighted-Average Fully Diluted Shares	**56,119,166**	**56,339,190**	**55,306,101**	**56,134,341**	**55,057,891**
Distributable Earnings Per Fully Diluted Share—Non-GAAP	**$ 0.52**	**$ (1.62)**	**$ 0.04**	**$ (1.11)**	**$ 2.05**
Adjusted Distributable Earnings per Fully Diluted Share—Non-GAAP	**$ 0.56**	**$ 0.48**	**$ 0.44**	**$ 1.12**	**$ 1.73**

(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented assuming that all earnings of the Sculptor Operating Group are allocable to Sculptor Capital Management, Inc.
(2) Presents the amount of dividend payable during the period on the Preferred Units, whether paid or deferred.

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Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (cont'd)

(dollars in thousands)	3Q '20	2Q '20	3Q '19	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Management fees	$ 68,053	$ 60,383	$ 62,956	$ 195,389	$ 187,979
Adjustment to management fees[1]	(4,576)	(3,951)	(3,793)	(15,618)	(11,166)
Management Fees—Economic Income Basis—Non-GAAP	**63,477**	**56,432**	**59,163**	**179,771**	**176,813**
Incentive income	41,525	38,238	30,423	89,085	118,378
Adjustment to incentive income[2]	23	13	259	36	259
Incentive Income—Economic Income Basis—Non-GAAP	**41,548**	**38,251**	**30,682**	**89,121**	**118,637**
Other revenues—Economic Income Basis—GAAP and Non-GAAP	**2,316**	**2,424**	**3,646**	**7,693**	**12,458**
Total Revenues—Economic Income Basis—Non-GAAP	**$ 107,341**	**$ 97,107**	**$ 93,491**	**$ 276,585**	**$ 307,908**
Compensation and benefits	65,030	65,290	78,343	197,739	244,767
Adjustment to compensation and benefits[3]	(23,692)	(24,510)	(32,162)	(75,361)	(114,724)
Compensation and Benefits—Economic Income Basis—Non-GAAP	**$ 41,338**	**$ 40,780**	**$ 46,181**	**$ 122,378**	**$ 130,043**
Interest expense	4,488	4,674	6,323	14,944	19,054
Adjustment to interest expense[4]	(831)	(786)	(4,249)	(3,482)	(10,664)
Interest Expense—Economic Income Basis—Non-GAAP	**$ 3,657**	**$ 3,888**	**$ 2,074**	**$ 11,462**	**$ 8,390**
General, administrative and other expenses	26,465	142,615	48,272	203,786	114,487
Adjustment to general, administrative and other expenses[5]	(6,548)	(5,950)	(5,964)	(21,527)	(18,127)
General, administrative and other expenses—Economic Income Basis—Non-GAAP	19,917	136,665	42,308	182,259	96,360
Excluded expenses[6]	(2,332)	(118,435)	(21,747)	(124,743)	(36,468)
General, Administrative and Other Expenses Excluding Certain Expenses—Economic Income Basis—Non-GAAP	**$ 17,585**	**$ 18,230**	**$ 20,561**	**$ 57,516**	**$ 59,892**
Net income (loss) attributable to noncontrolling interests	4,393	(41,860)	(11,435)	(63,552)	(26,653)
Adjustment to net loss attributable to noncontrolling interests[7]	(4,393)	41,859	11,432	63,552	26,648
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	**$ —**	**$ (1)**	**$ (3)**	**$ —**	**$ (5)**

See page 23 of this presentation for important information related to the footnotes referenced on this slide.

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Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (cont'd) (dollars in thousands) 3Q '20 2Q '20 3Q '19 Cash and cash equivalents $ 290,297 $ 127,702 $ 126,814 Long-term U.S. government obligations 152,174 206,434 261,981 Cash, Cash Equivalents and Long-Term U.S. Government Obligations $ 442,471 $ 334,136 $ 388,795 Investments in CLOs 188,640 178,842 176,739 Financing related to investments in CLOs(8) (167,952) (162,126) (153,616) Investments in CLOs, net of Financing $ 20,688 $ 16,716 $ 23,123 Investments in funds 95,281 86,068 58,828 Less: Investments related to employees(9) (52,573) (46,472) (29,730) Investments in Funds, Excluding Investments Related to Employees $ 42,708 $ 39,596 $ 29,098 See page 23 of this presentation for important information related to the footnotes referenced on this slide. 22 |

Footnotes to Non-GAAP Reconciliations Footnotes to Reconciliations (1) Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed. (2) Adjustment to exclude the impact of eliminations related to the consolidated funds. (3) Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP. (4) Adjustment to exclude non-cash interest, expense accretion on Debt Securities issued in exchange for Preferred Units in connection with the recapitalization. Upon exchange, Debt Securities were recognized at fair value and are being accreted to par value over time through interest expense for GAAP; however, management does not consider this interest accretion to be reflective of the operating performance of the Company. (5) Adjustment to exclude depreciation, amortization and losses on fixed assets, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense. (6) Adjustments to exclude legal provisions, and professional services expenses related to provisions, as well as the recapitalization and related strategic actions. (7) Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Sculptor Operating Group, as management reviews the operating performance of the Company at the Sculptor Operating Group level. The Company conducts substantially all of its activities through the Sculptor Operating Group. (8) Adjustment to reduce the investments in CLOs by related financing, including CLO investments loans and securities sold under agreements to repurchase. (9) Adjustment to exclude investments in funds made on behalf of certain employees and executive managing directors, including deferred compensation arrangements. Non-GAAP Financial Measures Distributable Earnings is a measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables and dividends accrued on the Preferred Units. Economic Income and certain balance sheet measures presented on page 11 exclude the adjustments described above that are required for presentation of the Company's results and financial positions on a GAAP basis. Adjusted Distributable Earnings exclude the effects of the tax receivable agreement amendment recorded in the second quarter of 2019, legal provisions and related professional services expenses, as well as professional services expenses related to the SEC and U.S. Department of Justice settlement, recapitalization and related strategic actions. Prior to the fourth quarter of 2019, Adjusted Distributable Earnings only excluded the effects of the tax receivable agreement amendment and legal provision expense. Management adjusted the calculation of this measure to more closely align with how it assesses the Company's financial performance. Prior periods in this presentation have been recast to conform to the revised presentation. For purposes of calculating Distributable Earnings and Adjusted Distributable Earnings per Share, the Company assumes that all the interests held by its current and former executive managing directors in the Sculptor Operating Group (collectively, "Partner Units"), as well as Class A Restricted Share Units ("RSUs"), have been converted on a one-to-one basis into Class A Shares ("Fully Diluted Shares"). As of September 30, 2020, there were 3,385,000 Group P Units outstanding and 1,000,000 performance-based restricted share units ("PSUs"). Group P Units and PSUs do not participate in the economics of the Company until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units or PSUs in Fully Diluted Shares until such conditions are met. As of September 30, 2020, the market-performance conditions had not yet been met. These non-GAAP measures should not be considered as alternatives to the Company's GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. You are encouraged to evaluate each of these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company's non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentations. The Company's non-GAAP measures may not be comparable to similarly titled measures used by other companies. Management uses Economic Income and Distributable Earnings, among other financial information, as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions, as well as to determine the earnings available to distribute as dividends to holders of the Company's Class A Shares and to the Company's executive managing directors. Management considers it important that investors review the same operating information that it uses. Management uses Adjusted Distributable Earnings as a supplemental measure on which to evaluate the performance of the Company's core business by excluding items that it does not believe are indicative of the Company's core operating performance. These measures are presented to provide a more comparable view of the Company's operating results year-over-year and the Company believes that providing these measures on a supplemental basis to the Company's GAAP results is helpful to shareholders in assessing the overall performance of the Company's business. 23 |

Fund Information - Footnotes Fund Information - Footnotes (1) The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income Return information that includes investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or should be held until the resolution of a special event or circumstance ("Special Investments") excludes incentive income on unrealized gains attributable to such investments, which could reduce returns on these investments at the time of realization. Special Investments and initial public offering investments are not allocated to all investors in the funds, and investors that were not allocated Special Investments and initial public offering investments may experience materially different returns. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. (2) The annualized returns since inception are those of the Sculptor Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company's broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company's investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, and the returns include the reinvestment of all dividends and other income. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Sculptor Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company's investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of September 30, 2020, the annualized returns since the Sculptor Master Fund’s inception on January 1, 1998 were 13.4% gross and 9.0% net excluding Special Investments and 13.0% gross and 8.8% net inclusive of Special Investments. (3) The returns for the Sculptor Master Fund exclude Special Investments. Special Investments in the Sculptor Master Fund are held by investors representing a small percentage of assets under management in the fund. Inclusive of these Special Investments, the returns of the Sculptor Master Fund for nine months ended September 30, 2020 were 15.8% gross and 11.6% net, respectively, for nine months ended September 30, 2019 were 11.3% gross and 8.5% net, and annualized since inception through September 30, 2020 were 16.3% gross and 11.4% net. (4) The returns for the Sculptor Credit Opportunities Master Fund exclude Special Investments. Special Investments in the Sculptor Credit Opportunities Master Fund are held by investors representing a small percentage of assets under management in the fund. Inclusive of these Special Investments, the returns of the Sculptor Credit Opportunities Master Fund for nine months ended September 30, 2020 were -6.0% gross and -7.7% net, for nine months ended September 30, 2019 were 2.3% gross and 1.1% net, and annualized since inception through September 30, 2020 were 12.5% gross and 8.6% net. (5) Represents funded capital commitments net of recallable distribution to investors. (6) Gross internal rate of return ("IRR") for the Company's closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of September 30, 2020, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income. (7) Net IRR is calculated as described in footnotes (4) and (11), but is reduced by management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund's capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor. (8) Gross multiple of invested capital ("MOIC") for the Company's closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital. (9) These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds. (10) An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital. (11) Invested capital represents total aggregate contributions made for investments by the fund. (12) Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of September 30, 2020. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly the total value ultimately realized will likely be higher or lower than the amounts presented as of September 30, 2020. (13) Gross IRR for the Company's real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of September 30, 2020, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return. (14) Gross MOIC for the Company's real estate funds is calculated by dividing the value of a fund's investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund. (15) This fund has invested less than half of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful. (16) Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. Appreciation/(depreciation) within Institutional Credit Strategies includes the effects of changes in the par value of the underlying collateral of the CLOs, foreign currency translation changes in the measurement of assets under management of our European CLOs and changes in the portfolio appraisal values for aircraft securitizations. 24 |

Forward-Looking Statements This press release and earnings presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "comfortable," "assume," "remain," "maintain," "sustain," "achieve," "see," "think," "position" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon historical information and on the Company's current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing COVID-19 pandemic; whether the Company is able to satisfy the conditions to closing under its new senior secured credit facilities; a U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the recapitalization and other related transactions; whether the recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on the Company's ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company's ability to retain existing investor capital; the Company's ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company's ability to retain its active executive managing directors, managing directors and other investment professionals; the Company's successful formulation and execution of its business and growth strategies; the Company's ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; the anticipated benefits of changing the Company's tax classification from a partnership to a corporation and subsequently converting from a limited liability company to a corporation; and assumptions relating to the Company's operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2019, dated February 25, 2020, and the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise. This press release does not constitute an offer of any Sculptor Capital fund. The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.sculptor.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendment to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, and such information may be deemed material. Accordingly, investors should monitor the Company's website, in addition to its press releases, SEC filings and public conference calls and webcast. 25 |